EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Hauppauge Digital Inc.
Hauppauge, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Hauppauge Digital Inc. and subsidiaries (the "Company") on Form S-8 of our report dated December 6, 2002 relating to the consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2002.


/s/ BDO Seidman, LLP
--------------------
BDO Seidman, LLP
Melville, New York

September 18, 2003


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